Exhibit 99.1


THE STEPHAN CO.
1850 WEST McNAB ROAD
FORT LAUDEDALE, FL  33309


FOR IMMEDIATE RELEASE	                             Contact:  David Spiegel
Page 1 of 2					                          (954) 971-0600



THE STEPHAN CO. ANNOUNCES COMPLIANCE WITH AMEX LISTING STANDARDS


Ft. Lauderdale, FL, May 9, 2006 -- The Stephan Co. (AMEX - TSC) (the "Company") announced today that on May 5, 2006, with the filing of the Form 10-K for the year ended December 31, 2005, the Company has fully complied with its previously submitted plan to the American Stock Exchange ("AMEX") to regain compliance with the continued listing deficiency referenced in a letter dated April 18, 2006 from AMEX. On May 8, 2006, the Company received a letter from AMEX indicating that the Company has resolved the continued listing deficiency referenced in the above mentioned letter.


                                *     *     *

The Stephan Co. is engaged in the manufacture, distribution, and marketing of personal and hair care products.

Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.

These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company's independent auditors with respect to any restatement of the Company's historic financial statements, appropriate valuation of the Company's assets, demand for the Company's products, competition from larger and/or more experienced suppliers of personal and hair care products, the Company's ability to continue to develop its markets, general economic conditions, governmental regulation, and other factors that may be more fully described in the Company's literature and periodic filings with the Securities and Exchange Commission.


                            AMERICAN STOCK EXCHANGE
                                  SYMBOL - TSC